EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended August 29, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
8/29/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.36%	-2.38%	8.79%
Class B Units	-0.38%	-2.45%	8.17%

S&P 500 Total Return Index**	-0.69%	1.45%	-11.39%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Equity Indices
●	Grant Park is predominantly short the domestic and international equity indices markets.
o
The bulk of this week’s losses were centralized in the Asian equity markets.  A combination of a mid-week decline in oil prices and a slightly more upbeat outlook for the U.S. economy were the primary causes for setbacks.

o
Short positions in the Japanese Nikkei 225 endured setbacks as the index rose in excess of 3% last week.  With the U.S. revising second quarter GDP figures upwards, investors found a renewed risk appetite for the equity markets driving prices higher.

o
The biggest drivers in sector performance this past week were short positions in Hong Kong’s Hang Seng Index.  The index jumped 4.3% for the week as some of the largest firms in mainland China reported positive earnings.  Despite a minor pullback towards week-end, the index managed to settle above the previous week’s close resulting in losses for Grant Park.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grant Park Futures Fund Weekly Commentary

Softs/Agriculturals
●	Grant Park’s positions in the grains markets are mixed, while livestock and softs positions are predominantly short.
o
With pressure coming from a boost in the greenback and weakness in the energy markets, the price of #11 sugar (NYMEX) declined against Grant Park’s long positions last week.  Analysts attribute the price drop to technical profit taking by speculators who have rode the near month-long rally in sugar prices which ended last week.

o	Further adding to losses were long positions in the grains markets. Declines in corn and wheat prices, which fell 3.11% and 9.97% respectively, accounted for the majority of the setbacks.
o
Despite losses elsewhere in the sector, Grant Park performed particularly well in the livestock markets.  Short positions in the live cattle and lean hogs markets benefited from declining prices due to a combination of falling feed prices and technical short-selling.

Fixed Income
●	Grant Park is predominantly long domestic and global fixed income products.
o
Grant Park was most profitable this past week in the fixed income markets.  Here in the U.S., long positions all along the curve in the Eurodollar markets were among the best performers.  Despite last week’s upward GDP revision, many speculators are still concerned regarding U.S. inflation and economic growth due to reduced consumer spending, which provided a boost for Eurodollars.

o
Increased demand in the Japanese fixed income markets also added to gains this past week as a rally in the Japanese Government Bond (JGB) markets moved alongside the portfolio’s long positions.  The lack of recent positive results in Japanese economic data, including higher unemployment, lower industrial production, and lower GDP, caused many speculators to enter the fixed income markets boosting prices.

o
Lastly, profits can also be attributed to long positions in the British Gilt markets.  Investors bid up the Gilt markets anticipating that the Bank of England would be cutting interest rates in the near future due to yet another week of poor consumer confidence figures.  Also, ongoing fears of recession throughout the Eurozone pushed yields down and prices upwards in the German Bund markets, resulting in profits for Grant Park’s long positions.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.